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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

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                                  FORM 8-K


                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


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    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 18, 1997


                      COMMERCIAL NET LEASE REALTY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



              MARYLAND                             0-12989                            56-1431377
   (STATE OR OTHER JURISDICTION OF         (COMMISSION FILE NUMBER)        (IRS EMPLOYER IDENTIFICATION NO.)
            INCORPORATION



                    400 EAST SOUTH STREET, SUITE 500                                     32801
                            ORLANDO, FLORIDA                                          (ZIP CODE)
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (407) 422-1574
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not Applicable.

ITEM 5. OTHER EVENTS.

         On May 15, 1997, the Special Committee of the Board of Directors of Commercial Net Lease Realty, Inc. (the "Company") recommended that the Board of Directors of the Company approve the Agreement and Plan of Merger by and among the Company, Net Lease Realty II, Inc., a Maryland corporation and wholly owned subsidiary of the Company ("NLRII"), CNL Realty Advisors, Inc., a Florida corporation (the "Advisor"), and the stockholders of the Advisor in the form attached to the Company's Current Report on Form 8-K dated May 15, 1997.

         At the Company's 1997 Annual Meeting of stockholders held on December 18, 1997, the stockholders approved the Merger Agreement and the transactions contemplated therein. Of the 17,410,116 shares voting on this proposal 97.4 percent voted in favor of the Merger Agreement and the transactions contemplated therein.

         The consummation of the Merger remains subject to the receipt by the Company of favorable tax opinions and to other customary closing conditions contained in the Merger Agreement.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

         Not Applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)-(b)-(c)      Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR.

         Not Applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                       COMMERCIAL NET LEASE REALTY, INC.

Dated:  December 18, 1997              By: /s/ Kevin B. Habicht
                                           ------------------------------------
                                       Kevin B. Habicht, Chief Financial Officer

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